                                               SPECIFICATIONS
Certificate Type:           Non-Qualified    Certificate Number:                             zz00000000
Issue Date:                 01/01/2000       Annuity Date:                                   01/01/2025
                                             (Must be at least 1 year after the issue date)

Owner:                      John Doe         Owner Date of Birth:                            01/01/1960
Joint Owner:                Jack Doe         Joint Owner Date of Birth:                      01/01/1960

Annuitant:                  Mary Doe         Annuitant Date of Birth:                        01/01/1950
Joint Annuitant:            Michael Doe      Joint Annuitant Date of Birth:                  01/01/1950

                                             Beneficiary(ies):
                                             Primary:                   Surviving Joint Owner, if any
                                             1st Contingent:                                 Michael Doe
                                             2nd Contingent:                                 Mary Doe

Payment Credit Percentage:                 5% of each Payment

Minimum Fixed Account                      Minimum Additional Payment
Guaranteed Interest Rate:  3%              Amount:                                     $50.00

Minimum Withdrawal                         Minimum Annuity Benefit Payment:            $20.00
Amount:                    $100.00



Surrender Charge Table:
                      Years From                         Surrender Charge as a
                      Date of Payment                    Percent of the Payments
                      To Date of Withdrawal              Withdrawn
                      ---------------------              ------------------

                      Less Than:       1                          8 1/2%
                                       2                          8 1/2%
                                       3                          8 1/2%
                                       4                          8 1/2%
                                       5                          7 1/2%
                                       6                          6 1/2%
                                       7                          5 1/2%
                                       8                          3 1/2%
                                       9                          1 1/2%
                              Thereafter                          0%


Withdrawal Without Surrender Charge Percentage:  [15%]
Mortality and Expense Risk Charge: 1.25% on an annual basis of the daily value of the Sub-Account assets.
Administrative Charge: .15% on an annual basis of the daily value of the Sub-Account assets.
Certificate Fee: $30, if the Accumulated Value is less than $75,000.00. Waived for 401(k)s.
Present Value Withdrawal Amount: 100% of Present Value of remaining guaranteed annuity benefit payment if the Payments Guaranteed for a Specified Number of Years annuity option is selected.
Principal Office: 440 Lincoln Street, Worcester, Massachusetts 01653 [1-800-782-8380]

Owner:            John Doe                    Certificate Number:   zz00000000

Joint Owner:      Jack Doe

Initial Payment:  $25,000

Payment Allocation: (The Initial Payment is allocated in the following manner:)

         VARIABLE SUB-ACCOUNTS:
         ---------------------

[DGPF Growth & Income                       AIM VI Growth
DGPF Devon                                  AIM VI High Yield
DGPF Growth Opportunities                   AIM VI International Equity
DGPF U.S. Growth                            AIM VI Value
DGPF Select Growth
DGPF Social Awareness                       Alger American Leveraged AllCap
DGPF REIT                                   Alger American MidCap Growth
DGPF Small Cap Value                        Alger American Small Capitalization
DGPF Trend
DGPF International Equity                   Alliance Growth
DGPF Emerging Markets                       Alliance Growth and Income
DGPF Balanced                               Alliance Premier Growth
DGPF Convertible Securities                 Alliance Technology
DGPF High Yield
DGPF Capital Reserves                       Franklin Small Cap
DGPF Strategic Income                       Mutual Shares Securities
DGPF Cash Reserve                           Templeton Growth Securities
DGPF Global Bond                            Templeton International Securities
DGPF Technology and Innovation
                                            Pioneer Emerging Markets VCT
                                            Pioneer Mid-Cap Value VCT


      FIXED ACCOUNT:

      Initial Interest Rate (applies only to Initial Payment)        [5.5%]


      100%                       TOTAL OF ALL ACCOUNTS

Owner:            John Doe                    Certificate Number:   zz00000000

Joint Owner:      Jack Doe


RIDER(S) SELECTED:

[Enhanced Death Benefit Rider:


         EDB Charge:                           .15% on an annual basis of
                                               the Accumulated Value of the
                                               Certificate deducted Pro Rata
                                               on the last day of each month.
                                               A prorated charge will be
                                               deducted upon termination.]



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

                                            SPECIFICATIONS (SUPPLEMENT)
Certificate Type:          Non-qualified             Certificate Number:                            zz00000000

Owner:                     John Doe                  Owner Date of Birth:                           01/01/1960
Joint Owner:               Jack Doe                  Joint Owner Date of Birth:                     01/01/1960

Annuitant:                 Mary Doe                  Annuitant Date of Birth:                       01/01/1950
Joint Annuitant:           Michael Doe               Joint Annuitant Date of Birth:                 01/01/1950

                                                     Beneficiary(ies):
                                                     Primary:                              Surviving Joint Owner, if any
                                                     1st Contingent:                                Michael Doe
                                                     2nd Contingent:                                Mary Doe

Payee:                                               John Doe and Jack Doe
Payee Address:                                       1 Main Street, Anywhere, USA 00000

Annuity Date:                                                          01/01/2025
Expiration of 90-Day Period:                                           04/01/2025

Annuity Benefit Payment Option:                                   Joint with 2/3 Survivor Option
         Survivor Annuity Benefit Percentage:                          66 2/3%
         Percentage under a Fixed Annuity Option:                      30%
         Percentage under a Variable Annuity Option:                   70%
                  Assumed Investment Return:                           [3%, 5%]
                  Annuity Benefit Payment Change Frequency:            Annual
                  Annuity Benefit Payment Frequency:                   Monthly
         Variable Allocation on Annuity Date:


                      SUB-ACCOUNTS:
                      ------------

[DGPF Growth & Income                       AIM VI Growth
DGPF Devon                                  AIM VI High Yield
DGPF Growth Opportunities                   AIM VI International Equity
DGPF U.S. Growth                            AIM VI Value
DGPF Select Growth
DGPF Social Awareness                       Alger American Leveraged AllCap
DGPF REIT                                   Alger American MidCap Growth
DGPF Small Cap Value                        Alger American Small Capitalization
DGPF Trend
DGPF International Equity                   Alliance Growth
DGPF Emerging Markets                       Alliance Growth and Income
DGPF Balanced                               Alliance Premier Growth
DGPF Convertible Securities                 Alliance Technology
DGPF High Yield
DGPF Capital Reserves                       Franklin Small Cap
DGPF Strategic Income                       Mutual Shares Securities
DGPF Cash Reserve                           Templeton Growth Securities
DGPF Global Bond                            Templeton International Securities
DGPF Technology and Innovation
                                            Pioneer Emerging Markets VCT
                                            Pioneer Mid-Cap Value VCT]

                           SPECIFICATIONS (SUPPLEMENT)

Present Value Withdrawal Amount:        100% of Present Value of remaining
guaranteed annuity benefit payments if the Payments Guaranteed for a Specified Number of Years annuity option is selected.

Mortality and Expense Risk Charge:      1.25%  on an annual basis of the daily
value of the Sub-Account assets.

Administrative Charge:                  .15% on an annual basis of the daily
value of the Sub-Account assets.

Principal Office:                       440 Lincoln Street, Worcester,
Massachusetts  01653 (1-800-782-8380)


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